--------------------------------------------------------------------------------
                                                     Free Writing Prospectus for
                                Carrington Mortgage Loan Trust, Series 2006-FRE2
                           (filed pursuant to Rule 433; SEC file No. 333-134218)

SUBJECT TO REVISION Dated October 2, 2006

[CCM Carrington Capital Management LOGO]

COMPUTATIONAL MATERIALS

$946,460,000 (APPROXIMATE)

CARRINGTON MORTGAGE LOAN TRUST, SERIES 2006-FRE2
ASSET-BACKED PASS-THROUGH CERTIFICATES

CARRINGTON SECURITIES, LP
Sponsor

FREMONT INVESTMENT & LOAN
Originator & Servicer

STANWICH ASSET ACCEPTANCE COMPANY, L.L.C.
Depositor

CARRINGTON MORTGAGE LOAN TRUST, SERIES 2006-FRE2
Issuing Entity

OCTOBER 2, 2006

--------------------------------------------------------------------------------
Barclays Capital Inc.                                    [BARCLAYS CAPITAL LOGO]

CARRINGTON MORTGAGE LOAN TRUST, SERIES 2006-FRE2      $946,460,000 (APPROXIMATE)
ASSET BACKED PASS-THROUGH CERTIFICATES                           OCTOBER 2, 2006
--------------------------------------------------------------------------------

                STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The information in this free writing prospectus, if conveyed prior to the time of your contractual commitment to purchase any of the Offered Certificates described herein, supersedes any information contained in any prior similar materials relating to the Offered Certificates. The information in this free writing prospectus is preliminary, and is subject to completion or change by information contained in a preliminary prospectus relating to the Offered
Certificates. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. This free writing prospectus is being delivered to you solely to provide you with information about the offering of the Offered
Certificates referred to in this free writing prospectus and to solicit an offer to purchase the Offered Certificates, when, as and if issued. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the Offered Certificates, until we have conveyed to you a preliminary prospectus relating to the Offered Certificates and we have accepted your offer to purchase Offered Certificates. This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

                    IMPORTANT NOTICE REGARDING THE CONDITIONS
                  FOR THIS OFFERING OF ASSET-BACKED SECURITIES

The Offered Certificates referred to in these materials are being offered when, as and if issued. The depositor is not obligated to issue such Offered
Certificates or any similar security and the underwriter's obligation to deliver such Offered Certificates is subject to the terms and conditions of the underwriting agreement with the depositor and the availability of such Offered
Certificates when, as and if issued by the issuing entity. You are advised that the terms of the Offered Certificates, and the characteristics of the mortgage loan pool backing them, may change (due, among other things, to the possibility that mortgage loans that comprise the pool may become delinquent or defaulted or may be removed or replaced and that similar or different mortgage loans may be added to the pool, and that one or more classes of Offered Certificates may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. You are advised that Offered Certificates may not be issued that have the characteristics described in these materials. The underwriter's obligation to sell such Offered Certificates to you is conditioned on the mortgage loans and Offered Certificates having the characteristics described in these materials. If for any reason the issuing entity does not deliver such
Offered Certificates, the underwriter will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the Offered Certificates which you have committed to purchase, and none of the issuing entity nor any underwriter will be liable for any costs or damages whatsoever arising from or related to such non-delivery.

THE DEPOSITOR HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS) WITH
THE SECURITIES AND EXCHANGE COMMISSION (THE SEC) FOR THE OFFERING TO WHICH THIS
COMMUNICATION RELATES. BEFORE YOU INVEST, YOU SHOULD READ THE PROSPECTUS IN THAT
REGISTRATION STATEMENT AND OTHER DOCUMENTS THE DEPOSITOR HAS FILED WITH THE SEC
FOR MORE COMPLETE INFORMATION ABOUT THE DEPOSITOR AND THE OFFERING. YOU MAY GET
THESE DOCUMENTS AT NO CHARGE BY VISITING EDGAR ON THE SEC WEB SITE AT
WWW.SEC.GOV. ALTERNATIVELY, THE DEPOSITOR, ANY UNDERWRITER OR ANY DEALER
PARTICIPATING IN THE OFFERING WILL ARRANGE TO SEND YOU THE PROSPECTUS AT NO
CHARGE IF YOU REQUEST IT BY CALLING TOLL-FREE 1-888-227-2275 ext.2663.

                                        1
--------------------------------------------------------------------------------
 The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

CARRINGTON MORTGAGE LOAN TRUST, SERIES 2006-FRE2      $946,460,000 (APPROXIMATE)
ASSET BACKED PASS-THROUGH CERTIFICATES                           OCTOBER 2, 2006
--------------------------------------------------------------------------------

WEIGHTED AVERAGE LIFE SENSITIVITY
TO OPTIONAL REDEMPTION

                      PERCENTAGE OF PREPAYMENT ASSUMPTION*

                               0PPC         50PPC       100PPC       150PPC       200PPC
                            ----------   ----------   ----------   ----------   ----------

CLASS A-1

WAL (years)                      16.34         1.52         0.97         0.75         0.63
Principal Window (months)      1 - 283       1 - 31       1 - 19       1 - 14       1 - 11
Principal Window End        05/25/2030   05/25/2009   05/25/2008   12/25/2007   09/25/2007

CLASS A-2

WAL (years)                      25.96         3.69         2.00         1.51         1.18
Principal Window (months)    283 - 341      31 - 63      19 - 28      14 - 22      11 - 17
Principal Window End        03/25/2035   01/25/2012   02/25/2009   08/25/2008   03/25/2008

CLASS A-3

WAL (years)                      29.59         7.21         3.00         1.96         1.60
Principal Window (months)    341 - 359     63 - 117     ~28 - 56      22 - 25      17 - 21
Principal Window End        09/25/2036   07/25/2016   06/25/2011   11/25/2008   07/25/2008

CLASS A-4

WAL (years)                      29.94        11.95         5.78         2.28         1.91
Principal Window (months)    359 - 359    117 - 151      56 - 73      25 - 30      21 - 24
Principal Window End        09/25/2036   05/25/2019   11/25/2012   04/25/2009   10/25/2008

CLASS A-5

WAL (years)                      20.09         2.36         1.37         1.05         0.85
Principal Window (months)      1 - 341       1 - 63       1 - 28       1 - 22       1 - 17
Principal Window End        03/25/2035   01/25/2012   02/25/2009   08/25/2008   03/25/2008

CLASS M-1

WAL (years)                      29.34         8.36         4.65         2.71         2.08
Principal Window (months)    323 - 359     49 - 151      45 - 73      30 - 34      24 - 26
Principal Window End        09/25/2036   05/25/2019   11/25/2012   08/25/2009   12/25/2008

CLASS M-2

WAL (years)                      29.34         8.36         4.50         3.23         2.22
Principal Window (months)    323 - 359     49 - 151      43 - 73     ~34 - 44      26 - 28
Principal Window End        09/25/2036   05/25/2019   11/25/2012   06/25/2010   02/25/2009

CLASS M-3

WAL (years)                      29.34         8.36         4.43         3.69         2.38
Principal Window (months)    323 - 359     49 - 151      42 - 73      44 - 44      28 - 29
Principal Window End        09/25/2036   05/25/2019   11/25/2012   06/25/2010   03/25/2009

*    85% CPR maximum in any given period.

                                        2
--------------------------------------------------------------------------------
 The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

CARRINGTON MORTGAGE LOAN TRUST, SERIES 2006-FRE2      $946,460,000 (APPROXIMATE)
ASSET BACKED PASS-THROUGH CERTIFICATES                           OCTOBER 2, 2006
--------------------------------------------------------------------------------

WEIGHTED AVERAGE LIFE SENSITIVITY
TO OPTIONAL REDEMPTION

                      PERCENTAGE OF PREPAYMENT ASSUMPTION*

                               0PPC         50PPC       100PPC       150PPC       200PPC
                            ----------   ----------   ----------   ----------   ----------

CLASS M-4

WAL (years)                      29.34         8.36         4.39         3.69         2.52
Principal Window (months)    323 - 359     49 - 151      41 - 73      44 - 44      29 - 31
Principal Window End        09/25/2036   05/25/2019   11/25/2012   06/25/2010   05/25/2009

CLASS M-5

WAL (years)                      29.34         8.36         4.35         3.69         2.66
Principal Window (months)    323 - 359     49 - 151      40 - 73      44 - 44      31 - 32
Principal Window End        09/25/2036   05/25/2019   11/25/2012   06/25/2010   06/25/2009

CLASS M-6

WAL (years)                      29.34         8.36         4.33         3.69         2.69
Principal Window (months)    323 - 359     49 - 151      39 - 73      44 - 44      32 - 32
Principal Window End        09/25/2036   05/25/2019   11/25/2012   06/25/2010   06/25/2009

CLASS M-7

WAL (years)                      29.34         8.36         4.32         3.67         2.69
Principal Window (months)    323 - 359     49 - 151      38 - 73      43 - 44      32 - 32
Principal Window End        09/25/2036   05/25/2019   11/25/2012   06/25/2010   06/25/2009

CLASS M-8

WAL (years)                      29.34         8.36         4.29         3.55         2.69
Principal Window (months)    323 - 359     49 - 151      38 - 73      41 - 44      32 - 32
Principal Window End        09/25/2036   05/25/2019   11/25/2012   06/25/2010   06/25/2009

CLASS M-9

WAL (years)                      29.34         8.36         4.29         3.46         2.69
Principal Window (months)    323 - 359     49 - 151      38 - 73      40 - 44      32 - 32
Principal Window End        09/25/2036   05/25/2019   11/25/2012   06/25/2010   06/25/2009

*    85% CPR maximum in any given period.

                                        3
--------------------------------------------------------------------------------
 The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

CARRINGTON MORTGAGE LOAN TRUST, SERIES 2006-FRE2      $946,460,000 (APPROXIMATE)
ASSET BACKED PASS-THROUGH CERTIFICATES                           OCTOBER 2, 2006
--------------------------------------------------------------------------------

WEIGHTED AVERAGE LIFE SENSITIVITY
TO MATURITY

                      PERCENTAGE OF PREPAYMENT ASSUMPTION*

                               0PPC         50PPC       100PPC       150PPC       200PPC
                            ----------   ----------   ----------   ----------   ----------

CLASS A-1

WAL (years)                      16.34         1.52         0.97         0.75         0.63
Principal Window (months)      1 - 283       1 - 31       1 - 19       1 - 14       1 - 11
Principal Window End        05/25/2030   05/25/2009   05/25/2008   12/25/2007   09/25/2007

CLASS A-2

WAL (years)                      25.96         3.69         2.00         1.51         1.18
Principal Window (months)    283 - 341      31 - 63      19 - 28      14 - 22      11 - 17
Principal Window End        03/25/2035   01/25/2012   02/25/2009   08/25/2008   03/25/2008

CLASS A-3

WAL (years)                      29.59         7.21         3.00         1.96         1.60
Principal Window (months)    341 - 359     63 - 117     ~28 - 56      22 - 25      17 - 21
Principal Window End        09/25/2036   07/25/2016   06/25/2011   11/25/2008   07/25/2008

CLASS A-4

WAL (years)                      29.94        14.61         7.14         2.28         1.91
Principal Window (months)    359 - 359    117 - 317     56 - 167      25 - 30      21 - 24
Principal Window End        09/25/2036   03/25/2033   09/25/2020   04/25/2009   10/25/2008

CLASS A-5

WAL (years)                      20.09         2.36         1.37         1.05         0.85
Principal Window (months)      1 - 341       1 - 63       1 - 28       1 - 22       1 - 17
Principal Window End        03/25/2035   01/25/2012   02/25/2009   08/25/2008   03/25/2008

CLASS M-1

WAL (years)                      29.34         9.24         5.10         2.71         2.08
Principal Window (months)    323 - 359     49 - 278     45 - 141      30 - 34      24 - 26
Principal Window End        09/25/2036   12/25/2029   07/25/2018   08/25/2009   12/25/2008

CLASS M-2

WAL (years)                      29.34         9.22         4.93         4.56         2.22
Principal Window (months)    323 - 359     49 - 267     43 - 133    ~34 - 103      26 - 28
Principal Window End        09/25/2036   01/25/2029   11/25/2017   05/25/2015   02/25/2009

CLASS M-3

WAL (years)                      29.34         9.19         4.84         5.72         2.38
Principal Window (months)    323 - 359     49 - 256     42 - 127      61 - 78      28 - 29
Principal Window End        09/25/2036   02/25/2028   05/25/2017   04/25/2013   03/25/2009

*    85% CPR maximum in any given period.

                                        4
--------------------------------------------------------------------------------
 The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

CARRINGTON MORTGAGE LOAN TRUST, SERIES 2006-FRE2      $946,460,000 (APPROXIMATE)
ASSET BACKED PASS-THROUGH CERTIFICATES                           OCTOBER 2, 2006
--------------------------------------------------------------------------------

WEIGHTED AVERAGE LIFE SENSITIVITY
TO MATURITY

                      PERCENTAGE OF PREPAYMENT ASSUMPTION*

                               0PPC         50PPC       100PPC       150PPC       200PPC
                            ----------   ----------   ----------   ----------   ----------

CLASS M-4

WAL (years)                      29.34         9.16         4.78         4.84         2.52
Principal Window (months)    323 - 359     49 - 248     41 - 122      53 - 75      29 - 31
Principal Window End        09/25/2036   06/25/2027   12/25/2016   01/25/2013   05/25/2009

CLASS M-5

WAL (years)                      29.34         9.13         4.73         4.39         2.67
Principal Window (months)    323 - 359     49 - 239     40 - 118      49 - 72      31 - 33
Principal Window End        09/25/2036   09/25/2026   08/25/2016   10/25/2012   07/25/2009

CLASS M-6

WAL (years)                      29.34         9.08         4.68         4.09         2.85
Principal Window (months)    323 - 359     49 - 229     39 - 112      45 - 68      33 - 35
Principal Window End        09/25/2036   11/25/2025   02/25/2016   06/25/2012   09/25/2009

CLASS M-7

WAL (years)                      29.34         9.01         4.63         3.88         4.04
Principal Window (months)    323 - 359     49 - 218     38 - 106      43 - 64     ~35 - 71
Principal Window End        09/25/2036   12/25/2024   08/25/2015   02/25/2012   09/25/2012

CLASS M-8

WAL (years)                      29.34         8.90         4.55         3.71         4.41
Principal Window (months)    323 - 359     49 - 204      38 - 99      41 - 60      48 - 58
Principal Window End        09/25/2036   10/25/2023   01/25/2015   10/25/2011   08/25/2011

CLASS M-9

WAL (years)                      29.34         8.77         4.48         3.58         3.87
Principal Window (months)    323 - 359     49 - 189      38 - 91      40 - 56      44 - 48
Principal Window End        09/25/2036   07/25/2022   05/25/2014   06/25/2011   10/25/2010

*    85% CPR maximum in any given period.

                                        5
--------------------------------------------------------------------------------
 The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

CARRINGTON MORTGAGE LOAN TRUST, SERIES 2006-FRE2      $946,460,000 (APPROXIMATE)
ASSET BACKED PASS-THROUGH CERTIFICATES                           OCTOBER 2, 2006
--------------------------------------------------------------------------------

                                  NET WAC RATE

PERIOD   NET WAC RATE (%)
------   ----------------
   1            6.32
   2            8.01
   3            7.75
   4            7.75
   5            8.58
   6            7.75
   7            8.01
   8            7.75
   9            8.01
  10            7.75
  11            7.75
  12            8.01
  13            7.75
  14            8.01
  15            7.75
  16            7.75
  17            8.28
  18            7.75
  19            8.01
  20            7.75
  21            8.01
  22            7.77
  23            7.87
  24            9.27
  25            8.97
  26            9.26
  27            8.95
  28            8.97
  29           10.04
  30           10.07
  31           10.40
  32           10.06
  33           10.39
  34           10.05
  35           10.07
  36           10.49
  37           10.15
  38           10.48
  39           10.14
  40           10.14
  41           11.22
  42           10.15
  43           10.49
  44           10.15
  45           10.48
  46           10.14
  47           10.13
  48           10.47
  49           10.13
  50           10.46
  51           10.12
  52           10.11
  53           11.19
  54           10.10
  55           10.43
  56           10.09
  57           10.42
  58           10.07
  59           10.07
  60           10.41
  61           10.06
  62           10.39
  63           10.05
  64           10.04
  65           10.73
  66           10.04
  67           10.37
  68           10.03
  69           10.35
  70           10.01
  71           10.01
  72           10.33
  73            9.99

Assumptions: Static Indices: 1mL= 5.32625% 6mL=5.37750%

10% Optional Cleanup Call Based On Pricing Prepayment Assumption

Calculated without regard to any net swap payments due to the Swap Counterparty

                                        6
--------------------------------------------------------------------------------
 The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

CARRINGTON MORTGAGE LOAN TRUST, SERIES 2006-FRE2      $946,460,000 (APPROXIMATE)
ASSET BACKED PASS-THROUGH CERTIFICATES                           OCTOBER 2, 2006
--------------------------------------------------------------------------------

                         CLASS A EFFECTIVE MAXIMUM RATE*

PERIOD   CLASS A AFC (%)
------   ---------------
   1          12.50
   2          12.50
   3          12.50
   4          12.50
   5          12.50
   6          12.50
   7          12.50
   8          12.50
   9          12.50
  10          12.50
  11          12.50
  12          12.50
  13          12.50
  14          12.50
  15          12.50
  16          12.50
  17          12.50
  18          12.50
  19          12.50
  20          12.50
  21          12.50
  22          12.50
  23          12.50
  24          12.50
  25          12.50
  26          12.50
  27          12.50
  28          12.50
  29          12.50
  30          12.50
  31          12.50
  32          12.50
  33          12.50
  34          12.50
  35          12.50
  36          12.50
  37          12.50
  38          12.50
  39          12.50
  40          12.50
  41          12.50
  42          12.50
  43          12.50
  44          12.50
  45          12.50
  46          12.50
  47          12.50
  48          12.50
  49          12.50
  50          12.50
  51          12.50
  52          12.50
  53          12.50
  54          12.50
  55          12.50
  56          12.50
  57          12.50
  58          12.50
  59          12.50
  60          12.50
  61          12.50
  62          12.50
  63          12.50
  64          12.50
  65          12.50
  66          12.50
  67          12.50
  68          12.50
  69          12.50
  70          12.50
  71          12.50
  72          12.50
  73          12.50

*    Assumptions: Static Indices: 1mL=20.0% 6mL=20.0%

*    10% Optional Cleanup Call Based On Pricing Prepayment Assumption

*    Includes any payments made from the Swap Agreement (assumes swap rate of
     5.12%)

*    The Class A Effective Maximum Rate is the lesser of (i) 12.50%, or (ii) an annual rate calculated by taking the maximum amount of funds available to pay interest to the Class A Certificates on the related Distribution date divided by the beginning Class A Certificate balance (adjusted for the actual number of days in the period).

                                        7
--------------------------------------------------------------------------------
 The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

CARRINGTON MORTGAGE LOAN TRUST, SERIES 2006-FRE2      $946,460,000 (APPROXIMATE)
ASSET BACKED PASS-THROUGH CERTIFICATES                           OCTOBER 2, 2006
--------------------------------------------------------------------------------

                         CLASS M EFFECTIVE MAXIMUM RATE*

PERIOD   CLASS M AFC (%)
------   ---------------
   1          12.50
   2          12.50
   3          12.50
   4          12.50
   5          12.50
   6          12.50
   7          12.50
   8          12.50
   9          12.50
  10          12.50
  11          12.50
  12          12.50
  13          12.50
  14          12.50
  15          12.50
  16          12.50
  17          12.50
  18          12.50
  19          12.50
  20          12.50
  21          12.50
  22          12.50
  23          12.50
  24          12.50
  25          12.50
  26          12.50
  27          12.50
  28          12.50
  29          12.50
  30          12.50
  31          12.50
  32          12.50
  33          12.50
  34          12.50
  35          12.50
  36          12.50
  37          12.50
  38          12.50
  39          12.50
  40          12.50
  41          12.50
  42          12.50
  43          12.50
  44          12.50
  45          12.50
  46          12.50
  47          12.50
  48          12.50
  49          12.50
  50          12.50
  51          12.50
  52          12.50
  53          12.50
  54          12.50
  55          12.50
  56          12.50
  57          12.50
  58          12.50
  59          12.50
  60          12.50
  61          12.50
  62          12.50
  63          12.50
  64          12.50
  65          12.50
  66          12.50
  67          12.50
  68          12.50
  69          12.50
  70          12.50
  71          12.50
  72          12.50
  73          12.50

*    Assumptions: Static Indices: 1mL=20.0% 6mL=20.0%

*    10% Optional Cleanup Call Based On Pricing Prepayment Assumption

*    Includes any payments made from the Swap Agreement (assumes swap rate of
     5.12%)

*    The Class M Effective Maximum Rate is the lesser of (i) 12.50%, or (ii) an annual rate calculated by taking the maximum amount of funds available to pay interest to the Class M Certificates on the related Distribution date divided by the beginning Class M Certificate balance (adjusted for the actual number of days in the period).

                                        8
--------------------------------------------------------------------------------
 The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

CARRINGTON MORTGAGE LOAN TRUST, SERIES 2006-FRE2      $946,460,000 (APPROXIMATE)
ASSET BACKED PASS-THROUGH CERTIFICATES                           OCTOBER 2, 2006
--------------------------------------------------------------------------------

                         ASSUMED MONTHLY EXCESS INTEREST

           STATIC     FORWARD
PERIOD   LIBOR (%)   LIBOR (%)
------   ---------   ---------
   1        1.31       1.31
   2        2.81       2.81
   3        2.80       2.80
   4        2.80       2.80
   5        2.84       2.84
   6        2.80       2.80
   7        2.81       2.82
   8        2.79       2.80
   9        2.80       2.83
  10        2.78       2.81
  11        2.77       2.81
  12        2.79       2.84
  13        2.76       2.82
  14        2.79       2.85
  15        2.74       2.82
  16        2.74       2.82
  17        2.82       2.91
  18        2.72       2.82
  19        2.77       2.87
  20        2.71       2.82
  21        2.76       2.88
  22        2.72       2.85
  23        2.81       2.95
  24        4.01       4.17
  25        3.91       4.10
  26        3.98       4.19
  27        3.88       4.11
  28        3.89       4.13
  29        4.28       4.49
  30        5.02       4.96
  31        5.11       5.05
  32        5.00       4.96
  33        5.11       5.05
  34        4.99       4.95
  35        5.01       4.95
  36        5.21       5.11
  37        5.09       5.00
  38        5.08       4.97
  39        4.99       4.88
  40        5.00       4.88
  41        5.35       5.20
  42        5.03       4.95
  43        5.14       5.06
  44        5.02       4.94
  45        5.06       5.08
  46        4.87       4.90
  47        4.87       4.90
  48        5.05       5.10
  49        4.87       4.92
  50        5.04       5.08
  51        4.86       4.91
  52        4.85       4.89
  53        5.39       5.40
  54        4.84       4.89
  55        5.01       5.05
  56        4.82       4.86
  57        4.99       5.02
  58        4.81       4.83
  59        4.80       4.82
  60        4.98       5.02
  61        4.79       4.83
  62        4.97       4.99
  63        4.78       4.80
  64        4.77       4.78
  65        5.13       5.13
  66        4.77       4.80
  67        4.94       4.97
  68        4.75       4.78
  69        4.93       4.95
  70        4.74       4.76
  71        4.73       4.76
  72        4.91       4.94
  73        4.72       4.76

Assumptions:

1.   Run at pricing prepayment assumption

2.   Excess (30/360)

3.   Static Indices: 1mL = 5.32625%; 6mL = 5.37750%

4.   Forward 1mL used for Certificates, Forward 6mL used for collateral

5.   10% optional clean-up call

6.   Takes into account net swap payments (assumes swap rate of 5.12%)

                                        9
--------------------------------------------------------------------------------
 The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

CARRINGTON MORTGAGE LOAN TRUST, SERIES 2006-FRE2      $946,460,000 (APPROXIMATE)
ASSET BACKED PASS-THROUGH CERTIFICATES                           OCTOBER 2, 2006
--------------------------------------------------------------------------------

                  BREAKEVEN (LAST CDR PRIOR TO 1ST DOLLAR LOSS)

                           WAL
BOND   CDR BE RATE (%)   (YEARS)   CUM LOSS (%)
----   ---------------   -------   ------------
 M-1        30.43          5.52        21.86
 M-2        24.81          6.61        19.17
 M-3        21.87          7.83        17.60
 M-4        19.35          8.38        16.14
 M-5        17.06          8.82        14.72
 M-6        15.03          9.35        13.38
 M-7        13.19          9.86        12.09
 M-8        11.65         10.44        10.95
 M-9        10.44         11.24        10.02

ASSUMPTIONS:

1.   Trigger event is always in effect

2.   40 % loss severity

3.   6 months lag

4.   Pricing prepayment assumption

5.   Certificates use 1-month LIBOR forward and collateral uses 6-month LIBOR forward

6.   P&I advance

7.   10% optional clean-up call is not exercised

8.   Assumes swap rate of 5.12%

                                       10
--------------------------------------------------------------------------------
 The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.